UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported) December 11, 2019 (December 9, 2019)

STEEL DYNAMICS, INC.

(Exact name of registrant as specified in its charter)

Indiana	0-21719	35-1929476
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7575 West Jefferson Blvd, Fort Wayne, Indiana 46804

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code:  260-969-3500

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock voting, $0.025 par value	STLD	NASDAQ Global Select Market

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 1.01. Entry into a Material Definitive Agreement

On December 11, 2019, Steel Dynamics, Inc. (the “Company”) completed the offering and sale (the “Offering”) of $400 million aggregate principal amount of its 2.800% Notes due 2024 (the “2024 Notes”) and $600 million aggregate principal amount of its 3.450% Notes due 2030 (the “2030 Notes,” and together with the 2024 Notes, the “Notes”). The Notes were offered pursuant to the prospectus supplement dated December 9, 2019, to the prospectus dated December 4, 2019 (together, the “Prospectus”), which forms part of the Company’s effective Registration Statement on Form S-3 (Registration No. 333-235343) filed with the Securities and Exchange Commission (the “SEC”) on December 4, 2019, pursuant to which the Notes were registered under the Securities Act of 1933, as amended.

The sale of the Notes was made pursuant to the terms of an Underwriting Agreement, dated December 9, 2019 (the “Underwriting Agreement”), between the Company and J.P. Morgan Securities LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named in Schedule I to the Underwriting Agreement (the “Underwriters”). The Underwriting Agreement includes the terms and conditions of the offer and sale of the Notes, indemnification and contribution obligations and other terms and conditions customary in agreements of this type.

The Company sold the Notes to the Underwriters on December 11, 2019, and the Company received net proceeds, after expenses and the underwriting discount, of approximately $989 million. The Company plans to use the net proceeds from the sale of the Notes for (i) the redemption of $700 million aggregate principal amount of its 5.125% Senior Notes due 2021 (the “2021 Notes”) and (ii) other general corporate purposes.

The terms of the Notes are governed by an Indenture, dated as of December 4, 2019 (the “Base Indenture”), between the Company and Wells Fargo Bank, National Association, as trustee (the “Trustee”), as supplemented by a First Supplemental Indenture, dated as of December 11, 2019 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee.

The Notes (i) will be the Company's senior unsecured obligations, (ii) will rank equally in right of payment with all of the Company's existing and future senior indebtedness, (iii) will be senior in right of payment to all of the Company's future subordinated indebtedness, (iv) will be effectively subordinated to the Company's secured indebtedness, if any, to the extent of the value of the assets securing such indebtedness and (v) will be structurally subordinated to all liabilities of any of the Company's subsidiaries.

Interest on the 2024 Notes will accrue at a rate of 2.800% per annum and is payable semi-annually, in arrears, on June 15 and December 15 of each year, commencing June 15, 2020. Interest on the 2030 Notes will accrue at a rate of 3.450% per annum and is payable semi-annually, in arrears, on April 15 and October 15 of each year, commencing April 15, 2020. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months. The 2024 Notes will mature on December 15, 2024, unless earlier redeemed. The 2030 Notes will mature on April 15, 2030, unless earlier redeemed.

Commencing on November 15, 2024 (one month prior to their maturity date), the Company may redeem the 2024 Notes, in whole, or from time to time in part, at the option of the Company at any time, at a redemption price equal to 100% of the principal amount of the 2024 Notes being redeemed plus accrued and unpaid interest, if any, to the redemption date. Commencing on January 15, 2030 (three months prior to their maturity date), the Company may redeem the 2030 Notes, in whole, or from time to time in part, at the option of the Company at any time, at a redemption price equal to 100% of the principal amount of the 2030 Notes being redeemed plus accrued and unpaid interest, if any, to the redemption date.

Prior to November 15, 2024 (one month prior to their maturity date) in the case of the 2024 Notes and prior to January 15, 2030 (three months prior to their maturity date) in the case of the 2030 Notes, the Notes of either or both series will be redeemable, at the Company’s option, at any time in whole, or from time to time in part, at a price equal to the greater of: (a) 100% of the principal amount of such Notes to be redeemed; and (b) the sum of the present values of the Remaining Scheduled Payments (as defined in the First Supplemental Indenture) thereon that would be due if the Notes matured on the applicable Par Call Date (as defined in the First Supplemental Indenture), discounted to the redemption date on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the Treasury Rate (as defined in the First Supplemental Indenture) plus 20 basis points in the case of the 2024 Notes and 25 basis points in the case of the 2030 Notes, plus, in either case, accrued and unpaid interest, if any, on the principal amount being redeemed to the date of redemption.

Upon the occurrence of a Change of Control Triggering Event (as defined in the First Supplemental Indenture) with respect to a series of Notes, unless the Company has exercised its right to redeem such Notes in full by giving irrevocable notice to the Trustee in accordance with the Indenture, each holder of such series of Notes will have the right to require the Company to purchase all or a portion of such holder's Notes at a purchase price equal to 101% of the principal amount thereof plus accrued and unpaid interest, if any, to the date of purchase.

The Indenture contains covenants that, among other things, limit the Company’s ability to incur liens securing indebtedness, to engage in certain sale and leaseback transactions with respect to certain properties and to sell all or substantially all of the Company’s assets or merge or consolidate with or into other companies. Each series of Notes is a new issue of securities for which there is currently no established trading market. The Company does not intend to apply for a listing of the Notes on any national securities exchange.

The Underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Certain of the Underwriters and their respective affiliates have engaged in, and may in the future engage in, commercial and investment banking and other commercial dealings in the ordinary course of business with the Company or its affiliates. In particular, the affiliates of some of the Underwriters are participants in the Company’s unsecured revolving credit facility of $1.2 billion that matures on December 3, 2024. They have received, or may in the future receive, customary fees and commissions or other payments for these transactions. As a result of the planned use of proceeds of this Offering, Underwriters or affiliates of the Underwriters, if any, who hold any 2021 Notes may receive a portion of the net proceeds of this Offering. Further, Wells Fargo Securities, LLC, one of the Underwriters, is an affiliate of the Trustee.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, the Base Indenture and the First Supplemental Indenture (which includes the form of the 2024 Notes and the form of the 2030 Notes), copies of which are filed or incorporated by reference as Exhibit 1.1, Exhibit 4.1 and Exhibit 4.2, respectively, to this Current Report on Form 8-K and are incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference in its entirety.

Item 8.01. Other Events.

On December 11, 2019, the Company issued a press release titled “Steel Dynamics Announces Completion of Note Offering and Redemption Call for its 5.125% Senior Notes Due 2021.” A copy of that press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits.

Attached hereto, or incorporated herein by reference, are agreements and other information related to the Offering pursuant to the Registration Statement on Form S-3 (Registration No. 333-235343), filed with the SEC. The exhibits are expressly incorporated herein by reference.:

Exhibit Number	Description

1.1	Underwriting Agreement, dated December 9, 2019, between the Steel Dynamics, Inc. and J.P. Morgan Securities LLC, BofA Securities, Inc., Goldman Sachs & Co. LLC and Morgan Stanley & Co. LLC, as representatives of the several underwriters named therein (filed herewith).

4.1	Indenture, dated as of December 4, 2019, between Steel Dynamics, Inc. and Wells Fargo Bank, National Association, as trustee (incorporated herein by reference to Exhibit 4.1 to the Registration Statement on Form S-3 (Registration No. 333-235343) of Steel Dynamics, Inc., dated December 4, 2019).

4.2	First Supplemental Indenture, dated as of December 11, 2019, between Steel Dynamics, Inc. and Wells Fargo Bank, National Association, as Trustee (filed herewith).

4.3	Form of 2.800% Notes due 2024 (included in Exhibit 4.2).

4.4	Form of 3.450% Notes due 2030 (included in Exhibit 4.2).

5.1	Opinion of Barrett McNagny LLP (filed herewith).

23.1	Consent of Barrett McNagny LLP (included in Exhibit 5.1).

99.1	A press release dated December 11, 2019, titled “Steel Dynamics Announces Completion of Note Offering and Redemption Call for its 5.125% Senior Notes Due 2021” (filed herewith)

104	Cover Page Interactive Data File – the cover page interactive data file does not appear in the Interactive Data File because its XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereto duly authorized.

STEEL DYNAMICS, INC.

/s/Theresa E. Wagler
Date: December 11, 2019	By:	Theresa E. Wagler
	Title:	Executive Vice President and Chief Financial Officer